EXHIBIT 10.2

SECOND AMENDMENT TO

AMENDED AND RESTATED OPERATING AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT (this “Amendment”) is dated as of June 1, 2005 and entered into by and among the Members of BSST LLC, a Delaware limited liability company (the “Company”), and is made with reference to that certain Amended and Restated Operating Agreement, dated as of May 30, 2001 and amended on November 13, 2001 (the “First Amendment”) (as amended, the “Operating Agreement”), by and among the Members. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Operating Agreement.

RECITALS

WHEREAS, the Members desire to revise certain provisions of the Operating Agreement, including with respect to the Milestone, the Option Plan and the additional Capital Contributions.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. STOCK OPTION EXERCISE AND UPDATE OF EXHIBIT A

The Initial Class A Member Options were granted to Dr. Lon Bell (“Bell”), the sole Class A Member, on May 30, 2001. The Initial Class A Member Options gave Bell the right, upon the achievement of certain “Milestones,” to purchase Fifty-Eight Thousand Eight Hundred Twenty-Four (58,824) Class A Common Units of the Company (the “Option Units”) at an exercise price of $0.32 per Option Unit. Originally, such “Milestones” were those attached to the Operating Agreement as in effect on the date of the grant of the Initial Class A Member Options. At a meeting of the Company’s Board of Directors (the “Board”) on December 29, 2003, the Board (a) revised the Milestones used to determine whether the Initial Class A Member Options have vested to reflect a change in the focus of the Company’s business, and (b) determined that the revised Milestones had been met and that, as a result, the right to exercise the Initial Class A Member Options had vested in Bell. On June 30, 2004, Bell exercised his right under the Initial Class A Member Options to purchase all of the Option Units at an exercise price of $0.32 per Option Unit, and delivered to the Company payment of $18,824. As a result of Bell’s exercise of the Initial Class A Member Options, the number of Units held by Bell has increased.

Exhibit A to the Operating Agreement sets forth each Member’s name, address, paid in capital, percentage ownership and number of Units held. Section 3.3 of the Operating Agreement provides that “The Board shall cause Exhibit A to be maintained and updated from time to time, as necessary, including in order to reflect the admission of Members and the issuance of Units in accordance with the terms of this Agreement.” The Members have agreed to act in place of the Board to update Exhibit A to the Operating Agreement to reflect (a) Bell’s exercise of the Initial Class A Member Options, (b) a change in Amerigon’s address, and (c) total paid in capital to date. Accordingly, Exhibit A of the Operating Agreement is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto.

Section 2. REVISED MILESTONES FOR ANTI-DILUTION PURPOSES

Section 4.1 of the Operating Agreement provides that “After a Majority in Interest of the Series A Preferred Units has reasonably determined that the Milestone has been achieved by the Company, [Bell] shall be entitled to receive [certain anti-dilution rights.]”

The Operating Agreement defines “Milestone” as “the Milestones described on Exhibit B attached hereto.” The First Amendment deleted and replaced the original Exhibit B with a revised Exhibit B. As noted in Section 1 above, the Board used a further revised set of Milestones to determine whether the right to exercise the Initial Class A Member Options had vested in Bell (the “Revised Milestones”). On May 19, 2004, the Board of Directors of Amerigon Incorporated (“Amerigon” and the “Amerigon Board”), the sole Series A Member, agreed that the Revised Milestones should also be used for purposes of determining whether Bell is entitled to receive the anti-dilution rights described in Section 4.1. At that same meeting, the Amerigon Board also determined that the Revised Milestones had been achieved by the Company and, as a result, Bell is entitled to receive the anti-dilution rights described in Section 4.1 of the Operating Agreement.

Accordingly, the current Exhibit B to the Operating Agreement is hereby deleted and replaced, in its entirety, with the new Exhibit B attached hereto. Amerigon hereby acknowledges that it has determined, pursuant to the provisions of Section 4.1, that the Milestone has been achieved by the Company. Furthermore, the Members acknowledge that no New Securities were issued or sold by the Company from the Effective Date through the date of this Amendment and, as a result, the Class A Member is not entitled to receive any additional Class A Common Units as of the date of this Amendment pursuant to the terms of the proviso in Section 4.1. Nothing herein, however, shall be deemed to limit the Class A Member’s right to receive, upon the issuance and sale of New Securities after the date hereof, additional Class A Common Units in accordance with the provisions of Section 4.1 of the Operating Agreement.

Section 3. ANTI-DILUTION PROTECTION

The following language is hereby added to the end of the introductory paragraph of Section 4.1:

“In the event any New Securities that triggered the issuance of additional Class A Common Units to the Class A Member pursuant to the previous sentence are repurchased by the Company pursuant to Section 15.10 below, such additional Class A Common Units will be immediately surrendered to the Company by the Class A Member for no consideration.”

Section 4. DEFINITION OF NEW SECURITIES

The definition of “New Securities” in the Operating Agreement is hereby amended such that item (iv) therein reads, in its entirety, as follows:

“(iv) the Initial Class A Member Options;”

Section 5. ADDITIONAL FUNDING REQUIREMENT

The second sentence of Section 3.5(a)(ii) in the Operating Agreement is hereby deleted and replaced, in its entirety, with the following sentence:

“Such additional funding from the Series A Member may, at the option of the Series A Member, be in the form of additional Capital Contributions contributed to the Company in exchange for additional Series A Preferred Units issued at the Fair Market Value thereof or be in the form of debt evidenced by a promissory note in a form agreed to by the Series A Member and the Company. Notwithstanding the foregoing, however, from and after the date on which the aggregate additional funding provided to the Company by the Series A Member pursuant to this Section 3.5(a)(ii) in the form of debt equals $2,000,000, no more than 50% of any further funding provided to the Company by the Series A Member pursuant to this Section 3.5(a)(ii) may be in the form of debt.”

The Members acknowledge that, as of the date of this Amendment, Amerigon, as the sole Series A Member, has provided the Company a total of $1,431,828, (the “Funded Amount”) pursuant to the provisions of Section 3.5(a)(ii) of the Operating Agreement. Amerigon hereby elects to receive a promissory note from the Company in respect of such funding. Furthermore, the Members have agreed that, in order to facilitate additional funding by Amerigon which Amerigon will elect to be in the form of debt, the promissory note to be issued by the Company evidencing the Funded Amount should be a revolving promissory note with a maximum outstanding balance of $1,500,000. The Members hereby approve the issuance of a promissory note in the form of Exhibit C by the Company in favor of Amerigon; furthermore, the Members agree that should Amerigon elect to treat any future additional funding as debt, then subject to and in accordance with the terms of Section 3.5(a)(ii) of the Operating Agreement, such additional debt will be evidenced by a promissory note in a form substantially similar to that set forth on Exhibit C (or, at the option of the Company, such additional debt plus the total amount of debt then outstanding under all promissory notes issued pursuant to Section 3.5(a)(ii) shall be consolidated into one new promissory note in a form substantially similar to that set forth in Exhibit C).

Section 6. PRIORITY AND RETURN OF CAPITAL

The reference in Section 3.8 of the Operating Agreement to “Series B Preferred Units” is hereby deleted and replaced with a reference to “Series A Preferred Units.”

Section 7. OPTION PLAN

The first sentence of Section 7.4 of the Operating Agreement is hereby deleted and replaced in its entirety by the following:

“The Company will not, without the approval of the Board, issue any Units, or grant an option or rights to subscribe for, purchase or acquire any Units, to any employee, officer or director of the Company or a subsidiary except for the issue of up to 120,001 Class B Common Units under the BSST LLC Option Plan.”

The following definition is hereby added to the Operating Agreement:

“BSST LLC Option Plan” shall mean the BSST LLC Option Plan set forth on Exhibit D hereto, as the same may be amended or restated from time to time by the Board.

The Exhibit D attached hereto is hereby added to the Operating Agreement.

Section 8. CURRENT BOARD COMPOSITION

The Members acknowledge that the Board currently consists of the following individuals:

Dr. Lon Bell – designee of the Class A Member;

Oscar B. Marx – designee of the Series A Member; and

John Clark – designee of the Series A Member.

Section 6.2(a) of the Operating Agreement provides that the Board shall consist of five members, one designated by the Class A Member, three designated by the Series A Member and one prominent figure in thermoelectrics recommended by the Class A Member and approved by the majority of the Directors not designated by the Class A Member. The Members acknowledge that there are presently two vacancies on the Board and that, at any time, a Member may call a special meeting for the purposes of electing a Director to fill any such vacancy, subject to and in accordance with the provisions of Section 6.2(d) of the Operating Agreement.

Section 9. REPURCHASE RIGHTS

The following language is hereby added to the end of Section 15.1:

“; provided, however, that any Member (other than the Class A Member) who received any of his or her Units in the form of a grant from, or by exercising an option granted by, the Company in connection with such Member’s employment or consulting arrangement with the Company (an “Employee Member”) shall only be permitted to transfer his or her Units in accordance with Sections 15.3, 15.6 (but excluding Section 15.6(iv)), 15.9 or 15.10 (and in the case of any such transfer pursuant to Section 15.6(ii) or (iii), the recipient of such Units will be deemed to be an Employee Member for purposes of this Agreement).”

The following Section 15.10 is hereby added to the Operating Agreement:

“Section 15.10 Repurchase of Units Held By Terminated Employee Members. If the employment or consulting arrangement of any Employee Member with the Company terminates, the Company shall have the option to purchase, and to require such Employee Member (the “Terminated Party”) to sell to the Company, all or part of the Units then owned by the Terminated Party. The Company may exercise such option only within 90 days of the date of such termination (the “Termination Date”) by giving written notice to the Terminated Party. The purchase price per Unit payable for any Units purchased under this Section 15.10 shall be equal to Fair Market Value. The closing of any purchase and sale under this Section 5.10 shall be held at the principal offices of the Company on a date specified by the Company not later than 30 days after the date of its notice. At such closing, the applicable seller(s) shall deliver one or more certificates representing the Units to be purchased, duly endorsed for transfer. The Units delivered by the seller(s) shall be free and clear of any liens, claims or Encumbrances, and the seller(s) shall so represent and warrant, and further represent and warrant that it is the record and beneficial owner of such Units. Notwithstanding anything to the contrary set forth in this Agreement, (A) the Company shall be permitted, at its option, to reach any alternative agreement with any Employee Member concerning the purchase of such Employee Member’s Units and (B) the Company, in its sole discretion, shall have the right to assign any of its rights, and delegate any of its obligations, to purchase any Units to any Member.”

Section 10. COVENANTS NOT TO COMPETE

The following language is hereby added to the end of Section 17.15:

“Each Class B Member hereby covenants with the Company and each other Member that so long as such Class B Member is a Member of the Company and for a period of eighteen months thereafter, such Class B Member shall not, directly or indirectly, through an Affiliate or otherwise, within 50 miles of any established business office of the Company, or elsewhere where the Company conducts its business, (a) enter into any agreement or understanding, written or oral, relating to the services of any employee of the Company, or (b) solicit the business of, enter into any agreement, written or oral, or otherwise deal with the customers of the Company who were such at the time such Class B Member was a Member of the Company. Each Class B Member hereby further covenants with the Company and each other Member that so long as such Class B Member is a Member of the Company and at all times thereafter, such Class B Member shall not, directly or indirectly, through an Affiliate or otherwise, use or disclose in any manner any confidential information of the Company.”

Section 11. REPRESENTATIONS AND WARRANTIES

In order to induce the parties to enter into this Amendment, each party hereby represents and warrants to each other party that:

(a) such party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Operating Agreement as amended by this Amendment (the “Amended Agreement”);

(b) the execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary action on the part of such party;

(c) the execution and delivery by each party of this Amendment and the performance by each party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such party, the organizational documents, if any, of such party or any order, judgment or decree of any court or other agency of government binding on such party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such party, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of such party, or (iv) if applicable, require any approval of stockholders or members, other than consents that have been obtained, or any approval or consent of any person under any contractual obligation of such party;

(d) the execution and delivery by each party of this Amendment and the performance by such party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body; and

(e) this Amendment and the Amended Agreement have been duly executed and delivered by such party and are the legally valid and binding obligations of such party enforceable against such party in accordance with their respective terms, except as my be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 12. MISCELLANEOUS

A. Reference to and Effect on the Operating Agreement.

(i) Except as specifically amended by this Amendment, the Operating Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy under, the Operating Agreement by any Member.

B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Effectiveness. This Amendment shall become effective upon the execution of counterparts hereof by all of the Members.

E. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

F. Officer Authority. Any officer of BSST is hereby authorized and directed to take any and all action he or she deems necessary and appropriate to effectuate the terms of this Amendment and the Operating Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMERIGON INCORPORATED, as the sole Series A Member

By:	/s/ Daniel R. Coker
Daniel R. Coker, President and CEO

DR. LON E. BELL, as the sole Class A Member

/s/ Dr. Lon E. Bell

EXHIBIT A

Capital Contributions

Member’s Name and Address	Paid In Capital*	Percentage	Number of Units
Series A Preferred Members
Amerigon Incorporated 500 Town Center Dr., Suite 200 Dearborn, MI 48126-2716	$2,000,000	100%	2,000 Series A
Class A Common Members
Dr. Lon E. Bell c/o BSST LLC 5462 Irwindale Boulevard Irwindale, CA 91706	$61,725	100%	158,824 Class A
Class B Common Members
None.

*	Amounts reflect original paid in capital on May 30, 2001, the date of the Amended and Restated Operating Agreement, of $2,000,000 for Amerigon Incorporated and $42,901 for Dr. Lon E. Bell, increased by additional capital contributions made to date and decreased by capital distributions made to date. The Members acknowledge that the Exhibit A originally attached to the Operating Agreement incorrectly stated that Dr. Bell’s original capital contribution was $50,000 rather than his actual original contribution of $42,901.

EXHIBIT B

Milestones

Below are the broad milestones that, if achieved by January 2003 in the case of the first milestone and by December 2003 in the case of the second milestone, (1) demonstrate significant advancement in thermoelectric technology and (2) represent an application with revenue potential that is a multiple of the initial $2,000,000 capital investment in BSST.

1.	Demonstrate a minimum of 30% improvement in Coefficient of Performance in cooling, when compared to best practice thermoelectric systems from Ferrotec, Marlow and Melcor (each recognized as a leader in thermoelectrics) as of January 2001 (“Base Time”).

A.	The improvement shall have a demonstrated theoretical basis and exhibit mechanical differences when compared to Base Time devices that cause the performance change.

B.	The improvement shall be demonstrated with both systems employing thermoelectric materials with the same Z (thermoelectric coefficient of performance) and at the same temperature change, ambient temperature and cooling power output.

2.	Develop strong business foundations for BSST and continue successful development of TED technology by meeting the following objectives:

A.	Achieve a product development agreement with Visteon for automotive applications of BSST TED technology that funds BSST automotive development costs in 2003-2004.

B.	Qualify as a 2nd tier supplier and achieve funding support for DARPA contract on power generation using TED technology.

C.	Continue to develop TED power generation intellectual property and achieve patent application and patent pending status for key concepts.

EXHIBIT C

Form of Demand Revolving Note

$1,500,000	June 1, 2005

FOR VALUE RECEIVED, BSST LLC (“Payor”) hereby promises to pay to the order of AMERIGON INCORPORATED (“Payee”) the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), or so much of said sum as has been advanced and is then outstanding under this Note as shall be set forth on the attached Annex I, as amended from time to time by the parties (but no less often than quarterly). Payments of accrued interest at 5%, compounded annually, shall be made on an annual basis from Payor to Payee, with the first such payment due on December 31, 2004. Payor may, at its option which shall be exercised by delivering written notice to Payor not less than 10 days prior to any required payment date, elect to forego payment of any annual required interest payment and instead add such amount to the total principal outstanding under this Note. The total outstanding amount of this Note, including all principal and accrued interest hereunder, will be due and payable in full at the demand of the Payee. Subject to the terms and conditions of that certain Amended and Restated Operating Agreement of Payor dated May 30, 2001, as amended on November 13, 2001 and on the date hereof (the “Operating Agreement”), advancements from Payee to Payor under this Note shall be at the sole and absolute discretion of Payee.

Principal and interest on this Note shall be payable in lawful money of the United States of America at such address as may be designated from time to time by Payee.

Payor waives presentment, demand, protest, notice of protest and notice of nonpayment, and consents to any extension or postponement of the time of payment, or any other indulgence, or any substitution, exchange, or to the addition or release of any party or person liable hereunder. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, whether or not suit is brought. A waiver on any one occasion shall not be construed to bar the exercise, or to constitute a waiver, of any such right on any future occasion.

Payor shall pay all the costs and expenses of Payee or any other holder hereof incurred in the collection of any amounts due hereunder, including reasonable attorneys’ fees and court costs, whether or not litigation is commenced. The rights and remedies of Payee or any other holder of this Note under this paragraph shall be cumulative and shall be in addition to any other rights and remedies that Payee or such other holder of this Note may have under this Note or at law or in equity.

This Note may be prepaid in whole or in part at any time without penalty. Any partial prepayment of this note shall first be applied against accrued interest and then against principal and shall not extend or postpone the due date of any future required payments or change or reduce the required payments.

The rate of interest payable under the terms of this Note shall not exceed the maximum amount allowed by law and should the rate of interest payable as determined under any provision of this Note exceed such maximum rate allowed by law, the rate of interest payable under the terms of this Note shall be automatically reduced to the maximum rate allowed by law.

It is the desire and intent of Payor and Payee that the terms, provisions, conditions, covenants, remedies and other obligations contained in this Note be enforceable to the fullest extent permitted by law. If any term, provision, condition, covenant, remedy, or other obligation of this Note or the application thereof to any person or circumstances shall, to any extent, be construed to be illegal, invalid or unenforceable, in whole or in part, then such term, provision, condition, covenant, remedy, or other obligation shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining terms, provisions, conditions, covenants, remedies and obligations of this Note or the application thereof to any person or circumstance, except those to which they have been held illegal, invalid, or unenforceable, shall remain in full force and effect.

This Note is made in, and shall be construed in accordance with, the internal laws of the State of Delaware without regard to conflict of laws principles.

PAYOR:

BSST LLC

By:
Its:

Annex I

Advancements and Payments

Transaction Date	Principal Amount of Advance	Principal Amount Paid	Principal Balance Outstanding
Balance as of 6/1/05	$1,431,828	N/A	$1,431,828

EXHIBIT D

Option Plan

120,001 Class B Common Units

BSST LLC

Option Plan

JUNE 1, 2005

BSST LLC

OPTION PLAN

1 THE PLAN.

1.1 Definitions.

Certain capitalized terms used herein are defined in Section 6.

1.2 Purpose.

The purpose of this Plan is to promote the success of the Company by providing an additional means, through the grant of Awards, to attract, motivate, retain and reward key employees, officers, and directors of the Company.

1.3 Administration and Authorization; Power and Procedure.

(a) Committee. This Plan shall be administered by, and all Awards to Eligible Persons shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

(b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

(i) to determine eligibility to receive Awards;

(ii) to grant Awards to Eligible Persons, determine the conditions of such Awards, determine the price at which such Awards will be offered, determine the quantity of underlying Units to be offered in such Awards, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish any events of reversion or termination of such Awards;

(iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

(iv) to construe and interpret this Plan and any Award Agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(v) to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 5.6;

(vi) to accelerate or extend the exercisability or extend the term of any or all outstanding Awards; and

(vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c) Binding Determinations. Any action taken by or inaction of the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Company, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

(e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.4 Participation.

Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

1.5 Units Available for Awards.

(a) Unit Limits. The maximum number of Units that may be delivered pursuant to all Awards granted under this Plan shall not exceed 120,001 Units (the “Unit Limit”).

(b) Unit Reservation; Replenishment and Reissue of Unvested Options. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Units issuable at any time pursuant to such Award, plus (ii) the number of Units that have previously been issued pursuant to Awards granted under this Plan, other than reacquired units available for reissue consistent with any applicable limitations, plus (iii) the maximum number of Units that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Unit Limit. Units that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired units, shall again, except to the extent prohibited by law, be available for subsequent Awards under this Plan. Except as limited by law, if an Award is settled only in cash, such Award need not be counted against any of the limits under this Section 1.5.

1.6 Grant of Awards.

Subject to the express provisions of this Plan, the Committee shall determine the number of Units subject to each Award, the price to be paid for the Units and the other terms and conditions with respect to the Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. It shall be a condition to each Unit Bonus and to the exercise of each Option that the Participant sign a joinder to the Operating Agreement of the Company; the form of such joinder will be determined by the Committee.

1.7 Award Period.

Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date, if any, as shall be determined by the Committee.

1.8 Limitations on Exercise and Vesting of Awards.

(a) Provisions for Exercise. The Committee shall determine when an Award is exercisable. Once exercisable, an Award shall remain exercisable until the expiration or earlier termination of the Award.

(b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.

(c) Fractional Units/Minimum Issue. Fractional Unit interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional Unit interests. No fewer than 100 Units may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.9 No Transferability.

(a) Limit on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Awards shall be exercised only by the Participant; and (iii) amounts payable or Units issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

(b) Exceptions. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish.

(c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.9(a) shall not apply to:

(i) transfers to the Company, including pursuant to any “cashless exercise” that may be authorized by the Committee.

(ii) the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution, or

(iii) if the Participant has suffered a Total Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative.

2 OPTIONS.

2.1 Grants.

One or more Options may be granted under this Article 2 to any Eligible Person.

2.2 Option Price.

(a) Pricing Limits. The purchase price per Unit covered by each Option shall be determined by the Committee at the time of the grant, but shall not be less than 100% of the Fair Market Value of the Unit on the date of grant.

(b) Payment Provisions. The purchase price of any Units purchased on exercise of an Option granted under this Article 2 shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) by notice and third party payment in such manner as may be authorized by the Committee; or (iv) by the delivery of Units already owned by the Participant, provided, however, that the Committee may in its absolute discretion reject or limit the Participant’s ability to exercise an Option by delivering such Units. Units used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

(c) Other Terms. The Committee may designate other terms and conditions relating to Awards of Options at the time of such award including, but not limited to, vesting terms and expiration dates.

2.3 Cancellation and Regrant/Waiver of Restrictions.

Subject to Section 1.5 and Section 5.6, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the number of Units subject to, the restrictions upon or the term of, an Option granted under this Article 2 by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may provide for a greater or lesser number of Units subject to the Option, or provide for a longer or shorter vesting or exercise period.

3 GRANTS OF UNIT BONUSES AND OTHER AWARDS.

3.1 Grants of Unit Bonuses.

The Committee may grant a Unit Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements, the value of which shall be determined by the Committee, in the manner and on such terms and conditions (including restrictions on such Units) as determined from time to time by the Committee. The number of Units so awarded shall be determined by the Committee. A Unit Bonus may be granted independently or in lieu of a cash bonus.

3.2 Other Terms.

The Committee may designate other terms and conditions relating to Awards of Unit Bonuses at the time of such award including, but not limited to, vesting terms.

4 EMPLOYMENT STATUS

4.1 No Guarantee of Award.

Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

4.2 No Employment Contract.

Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

5 OTHER PROVISIONS.

5.1 Plan Not Funded.

Awards payable under this Plan shall be payable in Units, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Units, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.2 Adjustments; Acceleration.

(a) Adjustments. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Units (whether in the form of cash, Units, other securities, or other property), or any recapitalization, unit split (including a unit split in the form of a unit dividend), reverse unit split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Units or other securities of the Company, or there shall occur any other like corporate transaction or event in respect of the Units or a sale of substantially all the assets of the Company as an entirety, then the Committee may (but is not required to), in such manner and to such extent, if any, as it deems appropriate and equitable (i) proportionately adjust any or all of (a) the number and type of Units (or other securities) which thereafter may be made the subject of Awards (including the specific numbers of Units set forth elsewhere in this Plan), (b) the number, amount and type of Units (or other securities or property) subject to any or all outstanding Awards, (c) the exercise or purchase price of any or all outstanding Awards, or (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (ii) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Units upon or in respect of such event. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying units in the same manner as is available to members generally.

(b) Acceleration of Awards Upon Change in Control. Unless, prior to a Change in Control Event, the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated and/or establishes a different time in respect of such Change in Control Event for such acceleration, then, upon the occurrence of a Change in Control Event, each outstanding Award shall become immediately exercisable and the restrictions imposed upon the Units subject thereto shall lapse. The Committee may override the limitations on acceleration in this Section 5.2(b) by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

(c) Possible Early Termination of Accelerated Awards. If any Award under this Plan has been fully accelerated as permitted by Section 5.2(b) but is not exercised prior to (i) a dissolution of the Company, or (ii) a reorganization event described in Section 5.2(a) that the Company does not survive, or (iii) the consummation of reorganization event described in Section 5.2(a) that results in a Change in Control Event approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Award, such Award shall thereupon terminate.

5.3 Effect of Termination of Employment.

The Committee shall establish in respect of each Award granted to an Eligible Person the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination or otherwise.

5.4 Compliance with Laws.

This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of Units and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

5.5 Tax Withholding.

(a) Cash or Units. Upon any exercise or payment of any Award, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable to the Participant the minimum amount of any taxes which the Company may be required to withhold with respect to such Award or payment. In any case where a tax is required to be withheld in connection with the delivery of Units under this Plan, the Committee may, in its sole discretion, grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of units to be delivered by (or otherwise reacquire) the appropriate number of units valued at their then Fair Market Value, to satisfy such withholding obligation.

(b) Tax Loans. The Company may, in its discretion, authorize a loan to an Eligible Person in the amount of any taxes which the Company may be required to withhold with respect to Units received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish.

5.6 Plan Amendment, Termination and Suspension.

(a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

(b) Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award.

(c) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 5.2 shall not be deemed to constitute changes or amendments for purposes of this Section 5.6.

5.7 Privileges of Unit Ownership.

A Participant shall not be entitled to any privilege of Unit ownership as to any Units not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a member for which a record date is prior to such date of delivery.

5.8 Effective Date of the Plan.

This Plan shall be effective as of October 13, 2004, the date it was approved by the Members of the Company. Any Award made by the Committee prior to such date shall be effective as of such date.

5.9 Term of the Plan.

Unless extended by the Board, this Plan shall terminate on December 31, 2014. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to such Awards shall continue until such Awards are terminated.

5.10 Governing Law/Construction/Severability.

(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

(b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

5.11 Captions.

Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

5.12 Non-Exclusivity of Plan.

Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Units, under any other plan or authority.

6 DEFINITIONS.

6.1 Definitions.

(a) “Award” shall mean an award of any Option, Unit Bonus, or any combination thereof, authorized by and granted under this Plan.

(b) “Award Agreement” shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

(c) “Beneficiary” shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control Event” shall mean any of the following:

(i) Approval by the members of the Company of the dissolution or liquidation of the Company;

(ii) Approval by the members of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not wholly owned by the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by members of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization); or

(iii) Approval by the members of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity which is not wholly owned by the Company.

(f) “Committee” shall mean the Board or a committee appointed by the Board to administer this Plan.

(g) “Company” shall mean BSST LLC, a Delaware limited liability company and its successors.

(h) “Eligible Person” shall mean any employee, officer or director of the Company.

(n)”Fair Market Value” shall mean, with respect to any property (including Units), the value that would be obtained in an arm’s length transaction for ownership of such property for cash between an informed and willing seller and an informed and willing purchaser, each with an adequate understanding of the facts and under no compulsion to buy or sell. The determination of the Fair Market Value of any property shall be determined by the Committee in good faith. The Committee’s determinations in connection with the foregoing shall be final and binding on all parties, absent manifest error.

(i) “Option” shall mean an option to purchase Units.

(j) “Participant” shall mean an Eligible Person who has been granted an Award under this Plan.

(k) “Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(l) “Plan” shall mean this BSST LLC Option Plan, as amended from time to time.

(m) “Total Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

(n) “Unit” shall mean the Class B Common Units of the Company and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 5.2 of this Plan.

(o) “Unit Bonus” shall mean grant of Units for no consideration other than past services, but subject to restrictions as the Committee determines appropriate.

[SAMPLE AGREEMENT]

UNIT OPTION AGREEMENT

THIS UNIT OPTION AGREEMENT (“Option Agreement”) is between BSST LLC (the “Company”) Company and the Optionee named below and evidences the Company’s grant to the Optionee of an Option to purchase a number of the Company’s Class B Common Units (“Units”). The Option is granted pursuant to and subject to the Company’s Option Plan (the “Plan”) and the Terms and Conditions for Unit Options Granted Under the BSST LLC Option Plan attached hereto (the “Terms”), both of which are incorporated herein by this reference. Capitalized terms under herein and in the Terms and not otherwise defined shall have the meanings given them in the Plan.

Optionee Name:	Exercise Price Per Unit: $

Number of Units:

Grant Date:	Expiration Date:

Vesting Schedule: This option shall become vested and exercisable as to              Units immediately. The remaining              Units shall vest in              equal annual amounts on first              anniversaries of the grant date of this option.

Optionee accepts the Option and agrees to and acknowledges receipt of a copy of the Plan and the Terms.

BSST LLC, a Delaware corporation	AGREED AND ACKNOWLEDGED:

By:
(Optionee’s Signature)

Its:
(Address)

(City, State, Zip Code)

TERMS AND CONDITIONS FOR UNIT OPTIONS

GRANTED UNDER THE BSST LLC OPTION PLAN

These Terms and Conditions for Unit Options Granted Under the BSST LLC Option Plan (these “Terms”) are meant to supplement, reiterate and otherwise be read in conjunction with the BSST LLC Option Plan (the “Plan”). In the event of a conflict between these Terms and the Plan, the Plan shall govern. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan or in the Option Agreement to which these Terms are attached.

1. Exercisability of Option. The Option shall vest and become exercisable in percentage installments of the aggregate number of Units of the Company as set forth in the Option Agreement. The Option may be exercised only to the extent the Option is exercisable and vested, and, during the Optionee’s lifetime, only by the Optionee.

(a) Cumulative Exercisability. To the extent the Optionee does not in any year purchase all the Units that the Optionee may then exercise, the Optionee has the right cumulatively thereafter to purchase any Units not so purchased until the Option terminates or expires.

(b) No Fractional Units. Fractional Unit interests shall be disregarded, but may be cumulated.

(c) Minimum Exercise. No fewer than 100 Units may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2. Method of Exercise of Option. To the extent exercisable, the Option may be exercised by the delivery to the Company of a written notice from the Optionee stating the number of Units to be purchased pursuant to the Option and accompanied by payment in the full amount of the purchase price of the Units and amounts required to satisfy any applicable withholding taxes in one or a combination of the following methods:

(a) in cash or by electronic funds transfer, or by check payable to the order of the Company;

(b) by notice and third party payment in such manner as may be authorized by the Committee; and

(c) by the delivery of Units, if pre-authorized by the Committee.

3. Continuance of Employment Required. The vesting schedule requires continued full-time employment with the Company by the Optionee through each applicable vesting date as a condition to the vesting of the applicable installment and the rights and benefits associated therewith. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 4 below or under the Plan.

4. Effect of Termination of Employment or Death. If the Optionee’s employment by the Company terminates, the Option and all other rights and benefits associated therewith shall immediately terminate, except that the Optionee may, at any time within the following periods after the date of termination, exercise the Option to the extent the Option was exercisable on the date of termination and has not otherwise expired:

Total Disability or death of Optionee — for a period of 12 months.

Termination by the Company or a subsidiary, for any reason other than for “cause” (as determined by the Committee in its sole discretion), retirement, Total Disability or death of Optionee — for a period of 3 months commencing upon the earlier of the date of Optionee’s employment terminates or the date the Optionee receives written notice that his or her employment is or will be terminated; or

Retirement (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Compensation Committee) — for a period of 3 months.

5. Additional Provisions.

(a) Operating Agreement. It is a condition to the Optionee’s right to exercise the Option that he or she execute a joinder to the BSST LLC Operating Agreement, as amended (the “Operating Agreement”) in a form determined by the Committee.

(b) Sale of Units. The Optionee may not sell any Units except in strict accordance with the terms of the Operating Agreement.

(c) Transferability. In accordance with Section 1.9 of the Plan, the Option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

(d) Tax Withholding. The Participant shall pay or make provision for the payment of any applicable withholding taxes upon exercise of the Option as provided in the Plan.

6. Optionee not a Member. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a member of the Company as to any Units until the issuance and delivery to him or her of a certificate evidencing the Units registered in his or her name. No adjustment will be made for dividends or other rights as to a member for which a record date is prior to such date of delivery.

7. No Employment Commitment by Company. Nothing contained in these Terms, the Option Agreement or the Plan constitutes an employment commitment by the Company, affects the Optionee’s status as an employee at will who is subject to termination without cause, confers upon the Optionee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Optionee’s other compensation.

8. Notices. Any notice to be given shall be in writing and addressed to the Company at its principal office, to the attention of the Secretary, and to the Optionee at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

9. Effect of Award Agreement. The Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

10. Choice of Law. The constructive interpretation, performance and enforcement of the Option Agreement and the Option shall be governed by the laws of the State of Delaware.

11. Plan. The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan. Unless otherwise expressly provided in these Terms, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee’s Option Agreement or in a written amendment thereto. If there is any conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges receipt of a complete copy of the Plan and agrees to be bound by its terms.